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            Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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    Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                        FIDELITY BANCORP, INC.
          Name of the Registrant as Specified In Its Charter

                                N/A
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                        FIDELITY BANCORP, INC.
                        5455 W. Belmont Avenue
                       Chicago, Illinois  60641






                                       January 2, 2001



Dear Fellow Stockholder:

Recently you received our proxy statement and annual report materials for this year s annual stockholder meeting, which is scheduled to be held on January 24, 2001. The Audit Committee Charter, which is an exhibit to the proxy statement, was inadvertently excluded from the mailing package sent to you. Under recently adopted regulations, we are required to provide a copy of this charter, which sets forth the various duties and responsibilities of our Audit Committee, to our stockholders every three years. Therefore, we are providing a copy of the charter to you with this letter. Please review the charter as a part of the proxy statement you previously received.

We apologize for any confusion or inconvenience that this may have caused. We appreciate your continued support and hope to see you at the annual meeting.




























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Exhibit A


                           AUDIT COMMITTEE

                ROLES AND RESPONSIBILITIES (CHARTER)

                    FIDELITY FEDERAL SAVINGS BANK


COMPOSITION:  Only outside Directors serve as members

MEETING FREQUENCY: At least twice a year and more frequently at the request of a Committee member, the independent public auditor or regulator/external examiner.

BASIC FUNCTION: Provide assistance to the corporate directors in fulfilling their responsibilities relating to Bank accounting, reporting practices and the quality and integrity of Bank financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the Bank's management.

SPECIFIC RESPONSIBILITIES:

1. Select the independent public auditor possessing the qualifications and experience necessary to conduct a competent and comprehensive audit of the Bank and recommend ratification to shareholders. Evaluate the performance of the external auditor.

2. Require the Bank s Chief Compliance Officer to make available appropriate internal audits and appropriate management personnel regarding the Bank s compliance with applicable laws and regulations. Insist upon and monitor corrective action directed at compliance exceptions.

3. Receive and review reports from the public auditors and regulator examiners. Meet with external auditors and examiners to discuss findings, obtain recommendations for corrective action as required, and arrange for special audits, studies and examinations as necessary.

4. Review with the independent auditors, the company s internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Bank, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

5. Review the internal audit function, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.






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6. Request from the independent auditor's, a written statement regarding any relationships and services that may affect the external auditor s independence.

7. Monitor management plans and actions intended to correct deficiencies identified in independent audits and supervisory examinations.

8. Perform related audit responsibilities in compliance with laws and regulations.